SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for  Use of  the
                                                Commission Only (as  permitted
                                                by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Stein Mart, Inc.
                                ----------------
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                Stein Mart, Inc.
                                ----------------

                           NOTICE AND PROXY STATEMENT

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 3, 2002

TO THE HOLDERS OF COMMON STOCK:

     PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Monday, June 3, 2002, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The meeting will be held for the following purposes:

     1. To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on April 12, 2002, will be entitled to vote at the annual meeting.

     It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will date, sign and return the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

                                        By Order of the Board of Directors,



                                        James G. Delfs
                                        Secretary

Dated:  May 2, 2002

                                Stein Mart, Inc.

                            1200 Riverplace Boulevard

                           Jacksonville, Florida 32207
                           ---------------------------

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD JUNE 3, 2002


     This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about May 2, 2002 in connection with the solicitation by the Company's Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Monday, June 3, 2002 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

     The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

                                VOTING SECURITIES

     The record stockholders entitled to vote was determined at the close of business on April 12, 2002. At such date, the Company had outstanding and entitled to vote 41,603,626 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

     The following table shows the name, address and beneficial ownership as of April 1, 2002 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

                                  Amount and Nature of         Percent
    Beneficial Owner              Beneficial Ownership        of Class
    ----------------              --------------------        --------
Jay Stein                            16,364,622(1)              39.4%
1200 Riverplace Boulevard
Jacksonville, Florida  32207

T. Rowe Price Associates, Inc.        3,359,400(2)               8.1%
100 E. Pratt Street
Baltimore, Maryland  21202

FMR Corp.                             2,115,100(3)               5.1%
82 Devonshire Street
Boston, Massachusetts 02109

----------------------------------------------------

(1) Includes 15,885,772 shares held by Stein Ventures Limited Partnership which is 100% controlled by Mr. Stein and 429,450 shares held by the Jay Stein Foundation Trust over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation.

(2) According to Schedule 13G filed February 14, 2002, T. Rowe Price Associates, Inc. is the beneficial owner of 3,359,400 shares, or 8.1% of shares outstanding of the Company's common stock. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) According to a Schedule 13G filed February 14, 2002, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,115,100 shares, or 5.1% of shares outstanding of the Company's common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 1, 2002 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table, except for Jay Stein who is listed above and (iii) all directors and executive officers as a group.

                                           Amount and Nature         Percent
  Name                                 of Beneficial Ownership(1)   of Class(2)
------------------------------------   -------------------------   -----------

Alvin R. Carpenter(3)(4)                       12,000                  -
James G. Delfs(3)                             150,813                 0.4%
Linda McFarland Farthing(3)(4)                  4,820                  -
Michael D. Fisher(3)                          303,031                 0.7%
Mitchell W. Legler(4)(5)                       29,000                 0.1%
Gwen K. Manto                                    -                     -
Michael D. Rose(3)(4)                          48,000                 0.1%
Martin E. Stein, Jr.(4)                        13,800                  -
J. Wayne Weaver(4)                               -                     -
John H. Williams, Jr.(3)                      705,000                 1.6%
James H. Winston(4)(6)                         57,500                 0.1%
All directors and executive officers
   as a group (14 persons)(3)              17,891,673                41.7%

(1) All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(2) Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.

(3) Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

         Alvin R. Carpenter                                      8,000
         James G. Delfs                                        150,000
         Linda McFarland Farthing                                1,320
         Michael D. Fisher                                     300,000
         Michael D. Rose                                         8,000
         John H. Williams, Jr.                                 655,000
         All directors and executive officers as a group     1,325,120

    Options that are exercisable within 60 days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Each outside director receives non qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.

(5) These shares are owned by Mr.Legler and his wife as tenants by the entirety.

(6) Includes 12,900 shares owned through corporations of which Mr. Winston is the sole stockholder.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during 2001, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

                              ELECTION OF DIRECTORS

     At the meeting, a Board of nine (9) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election, is a member of the Board and was elected to the Board by the Company's stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board's nominees, based on data furnished by them, is set forth below.

     The Board of Directors of the Company recommends a vote "for" the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                                                                                                       Year
                                                                                                       First
                                                  Positions with the Company;                         Became
                                                 Principal Occupations During                        Director
     Name                                           Past Five Years; Other                            of the
      Age                                               Directorships                                Company(1)
 --------------------------------     ----------------------------------------------------     ----------------------
 Jay Stein*                           Chairman  of the Board of the  Company  since  1989              1968
 (56)                                 and Chief  Executive  Officer of the  Company  from
                                      1998  to  September   2001;   former   director  of
                                      American  Heritage Life Insurance  Company based in
                                      Jacksonville,  Florida and Promus Hotel Corporation
                                      based in Memphis, Tennessee

 John H. Williams, Jr.*               Vice  Chairman and Chief  Executive  Officer of the              1984
 (64)                                 Company (since  September 2001) and director of the
                                      Company;  President  of the  Company  from  1990 to
                                      September  2001;  director of SunTrust Bank,  North
                                      Florida, N.A. in Jacksonville, Florida

 Alvin R. Carpenter o                 Director  of  the  Company;  Vice  Chairman  of CSX              1996
 (60)                                 Corporation   from  July  1999  to  February  2001;
                                      President  and  Chief  Executive   Officer  of  CSX
                                      Transportation,  Inc.  from 1992 to 1999;  director
                                      of  Regency  Centers   Corporation,   Florida  Rock
                                      Industries, Inc. and Birmingham Steel Corporation

 Linda McFarland Farthing+            Director  of the  Company;  President  &  Director,              1999
 (54)                                 Friedman's,  Inc. 1998; President & Director,  Cato
                                      Corporation 1990-1997

 Mitchell W. Legler o                 Director of the Company;  majority  shareholder  of              1991
 (59)                                 Kirschner & Legler,  P.A.  since  April 2001;  sole
                                      shareholder  of  Mitchell  W.  Legler,   P.A.  from
                                      August 1995 to April 2001;  general  counsel to the
                                      Company since 1991

 Michael D. Rose+                     Director   of  the   Company;   Private   Investor;              1997
 (60)                                 Chairman  of  Gaylord   Entertainment  since  2001;
                                      Chairman of Promus Hotel  Corporation  from 1995 to
                                      December 1997; Chairman of Harrah's  Entertainment,
                                      Inc. from 1995 to January 1997;  director of Darden
                                      Restaurants,   Inc.,   First   Tennessee   National
                                      Corporation and Felcor Lodging Trust, Inc.

 Martin E. Stein, Jr.                 Director  of  the   Company;   Chairman  and  Chief              2001
 (49)                                 Executive  Officer of Regency Centers  Corporation,
                                      a  real  estate  investment   trust,   since  1997;
                                      President  and Chief  Executive  Officer of Regency
                                      Centers  Corporation from 1988 to 1997; director of
                                      Patriot  Transportation  Holding,  Inc. and Florida
                                      Rock Industries, Inc.

 J. Wayne Weaver                      Director  of  the   Company;   Chairman  and  Chief              2001
 (67)                                 Executive  Officer  of LC  Footwear,  L.L.C.  since
                                      1995;   Chairman,   Chief  Executive   Officer  and
                                      majority owner of Jacksonville  Jaguars since 1993;
                                      Chairman of Shoe Carnival, Inc. since 1988

 James H. Winston+o                   Director of the  Company;  Chairman of LPMC, a real              1991
 (68)                                 estate   investment  firm  based  in  Jacksonville,
                                      Florida,  since 1979;  President of Omega Insurance
                                      Company,  Citadel  Life &  Health Insurance Company
                                      and    Wellington Investments since 1983;  director
                                      since  1983;  director  of  FRP  Properties,  Inc.,
                                      Winston  Hotels  and Scott-McRae Group, Inc.

                                       4

------------------------------------

*   Member of the Executive Committee, any meeting of which also must include any one of the outside directors.

+   Member of the Audit Committee.

o   Member of the Compensation Committee.

(1) Directors are elected for one-year terms.

Executive Officers

The executive officers of the Company are:

     Name (Age)                      Position
     --------------------------      ---------------------
     Jay Stein (56)                  Chairman of the Board

     John H. Williams, Jr. (64)      Vice Chairman and Chief Executive Officer

     Michael D. Fisher (54)          President and Chief Operating Officer

     Gwen K. Manto (47)              Executive Vice President and Chief Merchandising Officer

     James G. Delfs (55)             Senior Vice President, Finance and Chief Financial Officer

     For additional information regarding Messrs. Stein and Williams see the Directors' table on the preceding pages.

     Mr. Fisher joined the Company in August 1993 and served as Executive Vice President, Stores prior to his promotion to President and Chief Operating Officer effective September 1, 2001.

     Ms. Manto joined the company in February 2000, as Executive Vice President and Chief Merchandising Officer. From 1998 to 1999, Ms. Manto was President and CEO of Kids Foot Locker, a division of Venator Corporation. From 1996 to 1998, Ms. Manto served as Senior Vice President, General Merchandise Manager for Kids "R" Us and Babies "R" Us.

     Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer.

Board of Directors and Standing Committees

     Regular meetings of the Board of Directors are held four times a year, normally in the first month of each quarter. During 2001, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2001.

     The Board of Directors has established three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders' meeting. The Board of Directors presently does not have a nominating committee.

     Executive Committee. The Executive Committee is comprised of Messrs. Jay Stein (Chairman) and Williams, plus any one outside director. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company's bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held no meetings during 2001.

     Audit Committee. The Audit Committee is comprised of Messrs. Winston (Chairman), Rose and Ms. Farthing, none of whom is an officer of the Company. During 2001, the Audit Committee held three meetings. The Audit Committee, which operates under a written charter adopted by the Board of Directors, is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Carpenter (Chairman), Legler and Winston. During 2001, the Compensation
Committee held four meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options under the Company's 2001 Omnibus Plan.

                             AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of management's conduct of the Company's financial reporting process. During the fiscal year ended February 2, 2002, the Audit Committee was comprised of James H. Winston, Linda McFarland Farthing and Michael D. Rose, each of whom is "independent" under Nasdaq Stock Market(R) rules.

For the fiscal year ended February 2, 2002, the Audit Committee:

     Reviewed and discussed the Company's fiscal 2001 financial statements with management and representatives of PricewaterhouseCoopers LLP, the Company's independent public accountants;

     Discussed   with   PricewaterhouseCoopers   LLP  the   matters   concerning
     communications with audit committees required to be discussed by Statement on Auditing Standards No. 61; and

     Received and reviewed the written report and disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and discussed with PricewaterhouseCoopers LLP its independence.

In performing the functions described above and its other functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles. Based on, and in reliance upon, the foregoing review, discussions and disclosures, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended February 2, 2002, be included in the Company's annual report on Form 10-K for the fiscal year.


                                                James H. Winston, Chairman
                                                Linda McFarland Farthing
                                                Michael D. Rose

                  COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

Compensation Philosophy

     The Compensation Committee believes that the Company should continue to emphasize its philosophy of rewarding performance within the Company, and of encouraging a long-term view by all the Company's officers and other managerial personnel.

     The Company's 2001 fiscal year was a difficult year for the Company, as well as virtually all other retailers of similar merchandise. The Company experienced a decrease in net income from $39.357 million for the prior year to $15.354 million for 2001. At the same time, the Committee believes that the Company's management did an excellent job of managing the Company in the face of the recession and the events of September 11, 2001.

     Nevertheless, the Committee continues to believe it preferable to have the bonuses applicable to the Company's principal officers be quantitatively driven, applying factors which the Company believes would positively impact the profitability of the Company. This year, the Compensation Committee continued that trend while approving bonuses for the five most highly-paid officers of the Company generally based upon the formulas in effect for calculating bonuses for each of those officers.

Employee Stock Ownership

     The Compensation Committee determined that the Company's philosophy on focusing on long-term value through the grant of stock options and involving employees in direct ownership of the Company's shares would contribute materially to the Company's success in the long run. The Committee was concerned that options should reflect the periodic changes in the Company's performance and therefore approved a one-time grant of 150,000 options to key vice-presidents and executive officers and directed management to establish a formal annual stock option grant program to be driven by a formula based on the Company's performance.

Senior Executives

     During 2001, the Company's Chairman, Jay Stein, had reduced his duties and agreed to reduce his annual base compensation from $600,000 per year to $300,000 per year. John H. Williams, Jr. at the same time assumed the responsibilities of Chief Executive Officer of the Company and his annual base compensation was accordingly increased from $575,000 to $600,000. As noted above, the Company's 2001 fiscal year was a difficult one. Accordingly, the Committee agreed with the recommendation of Messrs. Stein and Williams that no raises be given to them for the forthcoming year.

     During 2001, Michael Fisher was promoted to President of the Company. The Committee approved a merit increase in base compensation from $500,000 to $525,000. The Company's Chief Merchandising Officer, Gwen Manto, also received a merit increase in base compensation from $475,000 to $500,000 in recognition of the excellent job she had performed in dealing with the inventory reductions necessitated by the terrorist's attacks of September 11, 2001.

     The bonuses applicable to the Company's Chairman and the Company's Chief Executive Officer provided a possible bonus equal to 100% of base salary, with 70% of the possible bonus being pro rata, as the Company's earning per share increase from 95% of the earnings per share for the prior year to 140% for the current year, and with 30% being discretionary based upon the Compensation Committee's review of the success of the executive officers in achieving their stated goals each year.

     For the current year, the Committee implemented those concepts as follows:

     1. Jay Stein, the Company's Chairman, received no change in his annual base compensation which remained at $300,000. The quantitative portion of the bonus formula produced no bonus. The Committee determined that no bonus should be granted of the possible 30% discretionary bonus. As a result, the Chairman received no bonus as to fiscal 2001.

     2. John H. Williams, Jr., the Company's Chief Executive Officer, received no change in his annual base compensation which remained at $600,000. The quantitative portion of the bonus formula produced no bonus. The Committee determined that no bonus should be granted of the possible 30% discretionary bonus. As a result, the Chief Executive Officer received no bonus as to fiscal 2001.

     3. Michael D. Fisher, the Company's President, was awarded an increase in base salary of $25,000 constituting a 5% increase, bringing his total compensation to $525,000. As is true with other executive officers of the Company, his bonus compensation as the Executive Vice President of Stores was driven by a quantitative formula. As a result of the application of that formula to the Company's performance for the year 2001, Mr. Fisher was awarded a bonus of $60,000.

     4. Gwen Manto, the Company's Executive Vice President of Merchandising was awarded an increase in base salary of $25,000 constituting a 5% increase, bringing her total compensation to $500,000. As is true with other executive officers of the Company, the Executive Vice President of Merchandising bonus compensation was driven by a quantitative formula. However, in accordance with Ms. Manto's employment understanding, she received the minimum bonus of $50,000.

     5. James G. Delfs, the Company's Chief Financial Officer, received an increase in base salary of $10,000, constituting a 4.5% increase, bringing his total compensation to $230,000. The Company's Chief Financial Officer's bonus is discretionary and based on the performance of the Company and the recommendations of the Company's Chairman and it's Vice Chairman and Chief Executive Officer. The Committee approved a bonus of $30,000.

Long-Term Incentive Compensation

     The Company has in effect Stock Option and Employee Stock Purchase Plans for the Company's employees. The Compensation Committee believes that these plans are a principal vehicle for motivating management to work toward long-term growth in stockholder value. Consistent with the Company's philosophy of providing incentives to key employees at all levels, options are awarded to a relatively broad base of employees, down through store managers. Options have been awarded based on positions within the Company, ability to contribute to the Company's profitability, and prior tenure with the Company. For additional information as to the options held by executive officers, see the Option Table under "Executive Compensation" attached to this report.

     The employee stock options reflect the Company's philosophy that officers' and employees' incentive compensation should reflect the same long-term interests as the Company's shareholders. To encourage continued service with the Company, the options become exercisable ratably on the third, fourth and fifth anniversary dates of grant. Additional increases in the value of the Company's common stock, which benefit all shareholders, will best serve as the primary incentive to its executive officers.

CEO Compensation

     The Compensation Committee's policies with respect to the Chief Executive Officer, John H. Williams, Jr., were essentially the same as for the Company's other executive officers. In addition, and consistent with the approach to other executive officers, the Committee determined to continue the bonus formula in effect for the prior year for the forthcoming year, including 70% based upon a comparison of the Company's earnings per share for the current year to the earnings per share for the prior year, all as more fully described above, and 30% being discretionary to the Compensation Committee. Moreover, in view of John
H. Williams, Jr's. continuing substantial ownership of shares of the Company's common stock, the Committee believed that Mr. William's primary motivation remained that of stock ownership, which is most aligned with the interests of other shareholders of the Company.

Certain Tax Matters

     Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each, for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Compensation in the form of options under the Company's Employee Stock Plan is exempt. Although the Company's other compensation plans (including the 2001 Omnibus Plan) are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. The Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).

                                              STEIN MART, INC.
                                              COMPENSATION COMMITTEE


                                              Alvin R. Carpenter, Chairman
                                              Mitchell W. Legler
                                              James H. Winston

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during the year ended February 2, 2002. On November 19, 2001, the Company announced it would change it's fiscal year to a 52-53 week year ending the Saturday closest to January 31. Previously, the Company's fiscal year ended on the Saturday closest to December 31. The information provided for the 2001 year is for the new fiscal year ended February 2, 2002. For comparison purposes, the information provided for the 2000 year represents re-stated numbers for the 52 weeks ended February 3, 2001. The information provided for the 1999 year represents the original amounts provided for the fiscal year ended January 1,
2000. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                              Annual Compensation                Compensation
                          ----------------------------------------------------  -------------
Name &                                                               Other
Principal                                                            Annual       Number of         All Other
Position                   Year      Salary(1)        Bonus       Compensation     Options       Compensation(2)
-----------                ----      ---------        -----       ------------   ----------      ---------------
Jay Stein                  2001      $475,000        $      0      $95,601 (3)        -             $ 7,471
Chairman of                2000       550,000         550,000       66,716 (3)        -               7,062
the Board                  1999       461,667               0              (4)        -               4,418

John H. Williams, Jr.      2001      $585,417        $      0              (4)     100,000          $10,080
Vice Chairman and          2000       525,000         525,000              (4)        -               8,691
Chief Executive            1999       451,667         136,200              (4)        -               5,265
Officer

Michael D. Fisher          2001      $405,000        $ 60,000              (4)     215,000          $68,482
President and Chief        2000       300,000         204,750              (4)        -              38,568
Operating Officer          1999       248,750          34,375              (4)        -               8,822

Gwen K. Manto (5)          2001      $475,000        $ 50,000              (4)     160,000          $72,146
Executive Vice             2000       440,000         331,500(6)   $54,519 (7)     250,000           43,021
President & Chief
Merchandising
Officer

James G. Delfs             2001      $220,000        $ 30,000              (4)      10,000          $36,726
Senior Vice President,     2000       200,000          80,000              (4)        -              31,593
Finance & Chief            1999       172,000          50,000              (4)        -              12,050
Financial Officer
-----------------

(1) Includes amounts deferred under the 401(k) features of the Company's Profit Sharing plan and under the Executive Deferral plan.

(2) The amounts shown for 2001 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Williams, Fisher, Delfs and Ms. Manto, additional contributions to the Profit Sharing plan of $1,451 for Mr. Stein, $1,465 for Mr. Williams and $1,757 for Messers. Fisher, Delfs and Ms. Manto as well as matching contributions of $61,058 for Mr. Fisher, $65,650 for Ms. Manto and $30,000 for Mr. Delfs to the Company's Executive Deferral Plan. Also, included for 2001 is imputed income on the Executive Split Dollar plan of $2,620 for Mr. Stein, $5,215 for Mr. Williams, $2,267 for Mr. Fisher, $1,339 for Ms. Manto and $1,569 for Mr. Delfs. The amounts shown for 2000 include a matching contribution of $3,400 made by the Company to the 401(k) portion of the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs, additional contributions to the Profit Sharing plan $2,018 for Messers. Stein, Williams, Fisher and $1,910 for Mr. Delfs as well as matching contributions of $31,719 for Mr. Fisher, $42,167 for Ms. Manto and $25,000 for Mr.

     Delfs to the Company's Executive Deferral plan. Also, included for 2000 is imputed income on the Executive Split Dollar plan of $1,644 for Mr. Stein, $3,273 for Mr. Williams, $1,431 for Mr. Fisher, $854 for Ms. Manto and $1,283 for Mr. Delfs. The amounts shown for 1999 include a base contribution of $1,600 and a matching contribution of $1,600 made by the Company to the 401(k) portion of the plan for voluntary contributions made as well as $536 to the Profit Sharing plan for Messers. Stein, Williams, Fisher and Delfs. 1999 also includes a matching contribution of $4,167 for Mr. Fisher and $5,767 for Mr. Delfs to the Company's Executive Deferral plan. Also, included for 1999 is imputed income on the Executive Split Dollar plan of $682 for Mr. Stein, $1,529 for Mr. Williams, $605 for Mr. Fisher and $482 for Mr. Delfs. In addition, the amount for 1999 includes the above-market earnings on deferred compensation of $314 for Mr. Fisher and $2,065 for Mr. Delfs.

(3) The amount shown for 2001 includes $47,403 medical benefits not provided to non-executive employees, $4,745 personal use of company automobile, $36,773 personal use of company airplane and $6,680 miscellaneous. The amount shown for 2000 includes $11,625 medical benefits not provided to non-executive employees, $10,732 personal use of company automobile, $38,070 personal use of company airplane and $6,289 miscellaneous.

(4) Excludes certain personal benefits, the total value of which was the lesser of $50,000 or ten percent of the total annual compensation and bonus for each of the named executives.

(5) Ms. Manto joined the Company February 1, 2000, as Executive Vice President and Chief Merchandising Officer.

(6) Includes a $150,000 signing bonus and a performance bonus for 2000 of $181,500.

(7) The amount shown for 2000 includes $12,600 automobile allowance, $38,542 moving expense reimbursement and $3,377 miscellaneous.


                                              Option Grants in Last Fiscal Year
                                                    Individual Grants (1)
                                                    ---------------------

                                               Percentage of
                                               Total Options
                                Number           Granted to
                              of Options        Employees in        Exercise            Expiration            Grant Date
Name                            Granted           2001 (2)            Price                 Date               Value (3)
--------------------------    ------------     ---------------    -------------    ----------------------    --------------
Jay Stein                             0             0.0%          Not Applicable      Not Applicable         Not Applicable

John H. Williams, Jr.           100,000             8.7%              $7.98           August 6, 2011           $469,000

Michael D. Fisher               200,000            17.5%              $7.98           August 6, 2011           $938,000
                                 15,000             1.3%              $8.90           January 29, 2012         $ 78,450

Gwen K. Manto                   150,000            13.1%              $7.98           August 6, 2011           $703,500
                                 10,000             0.9%              $8.90           January 29, 2012         $ 52,300

James G. Delfs                   10,000             0.9%              $8.90           January 29, 2012         $ 52,300
--------------------------

(1) Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant. Shares acquired upon exercise of options may be delivered in payment of the exercise price of additional options.

(2) A total of 1,145,500 options were granted to key employees in 2001 under the Company's stock option plan, the purpose of which is to provide an incentive to key employees who are in a position to make significant contributions to the company.

(3) Represents the present value at the date of grant using a variation of the Black-Scholes option pricing model assuming a dividend yield of 0.0%, a seven year expected life, expected volatility of 51.7% and a risk-free interest rate of 4.8%.

     The following table sets forth information concerning stock options exercised by the named executives during the year ended February 2, 2002 and the number and value of unexercised options as of February 2, 2002 held by the named executives in the Summary Compensation Table above.

                                    Option Exercises and Year-End Values Table
                                                                                         Value of Unexercised
                            Shares                         Number of Unexercised             In-the-Money
                           Acquired                     Options at February 2, 2002   Options at February 2, 2002
                              On         Value                     (#)                         ($)(2)
                           Exercise     Realized        ---------------------------   ---------------------------
Name                         (#)         ($)(1)          Exercisable  Unexercisable   Exerciseable  Unexercisable
----------------------     --------     ---------       ------------  -------------   ------------  -------------
Jay Stein,
Chairman of                                Not                                           Not            Not
the Board                        0      Applicable           None        None         Applicable     Applicable

John H. Williams, Jr.
Vice Chairman and
Chief Executive
Officer                    357,500      $1,810,574          528,500     304,000       $611,753       $ 97,000

Michael D. Fisher,
President and Chief                        Not
Operating Officer                0      Applicable          232,000     283,000       $123,124       $194,750

Gwen K. Manto,
Executive Vice President
& Chief Merchandising                      Not
Officer                          0      Applicable           None       410,000       $   -          $992,875

James G. Delfs,
Senior Vice President,
Finance & Chief                            Not
Financial Officer                0      Applicable          116,000      44,000       $160,624       $    500
-------------------------

(1) Value realized is calculated based on the difference between the option exercise price and the market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Company's Common Stock at February 1, 2002, multiplied by the number of shares underlying the options. The closing price on February 1, 2002 of the Company's Common Stock as reported on The Nasdaq Stock Market(R) was $8.95.

     Compensation of Directors. The outside directors receive director's fees of $12,000 per year, plus $2,000 for each meeting of the Board and $1,500 for any committee thereof which they attend in person or $750 per committee meeting attended by telephone conference. Chairpersons of the standing committees of the Board of Directors receive a retainer of $1,000 per calendar quarter in addition to the normal Board of Director's fees. Outside directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Pursuant to the Company's director stock option plan, upon becoming a director, each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company. Approximately one-third of the options become exercisable on each of the third, fourth and fifth anniversary dates of grant at an exercise price equal to the fair market value of the common stock on the date of grant.

Certain Transactions; Compensation Committee Interlocks and Insider
Participation

     The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

    Set forth below are various transactions involving the Company and members of the Board of Directors or their related parties. The Audit Committee of the Board of Directors does not believe that the relationships and transactions described below regarding members of the Board of Directors adversely affect the performance by the members of their duties.

     Mr. Mitchell W. Legler. Mr. Legler, who is a member of the Compensation Committee, is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2001 were $55,000 and legal fees for fiscal year 2001 received by Mitchell W. Legler, P.A. were $16,500.

     Mr. Martin E. Stein, Jr. Mr. Stein is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases eight locations owned by Regency Centers Corporation for approximately $1.8 million in base rent annually. The Board of Directors believes that rents paid for leased space are competitive with amounts that would be paid to a third party to lease similar space.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Stock Market(R) and The Nasdaq Stock Market(R) Retail Trades Stock Index for the last five years ended February 2, 2002. The comparison assumes $100 was invested at the beginning of the five year period in Stein Mart, Inc. stock and in each of the indices shown and assumes reinvestment of any dividends.

                  Comparison of Cumulative Total Return Among
            Stein Mart, Inc., The Nasdaq Stock Market(R)(U.S.) Index
           and The Nasdaq Stock Market (R) Retail Trades Stock Index


--------------------------------------------------------------------------------
                        Stein Mart,        Nasdaq              Nasdaq
          Date             Inc.            (U.S.)              Retail
--------------------------------------------------------------------------------
        02/01/97         100.0              100.0               100.0
        01/31/98         125.2              118.0               116.6
        01/30/99          71.4              184.7               142.3
        01/29/00          47.8              284.9               114.1
        02/03/01         120.5              193.8                87.7
        02/02/02          88.9              140.2               104.5

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     According to the timetable specified in the Audit Committee Charter, the independent certified public accountants for the Company for the upcoming fiscal year ending February 1, 2003 have not been selected. However, at this time, the Company has no reason to believe that PricewaterhouseCoopers LLP will not continue in that capacity for the fiscal year ending February 1, 2003. That firm has served as the auditor for the Company since 1983. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

     The following table provides information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal year ended February 2, 2002.

     Audit Fees                                                         $120,500

     Financial Information Systems Design and Implementation Fees       $  -0-

     All Other Fees (All other fees related to tax advisory and compliance services and services related to benefit plans.
     No fees related to general consulting)                             $241,463

     The   Audit    Committee    discussed   the    non-audit    services   with
PricewaterhouseCoopers LLP and determined that their provision would not impair that firm's independence.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              STOCKHOLDER PROPOSALS

     Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2003 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 2, 2003. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

     If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2003 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2003 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after March 18, 2003.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report for the year ended February 2, 2002 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company's Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

     Dated:  May 2, 2002

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                                    APPENDIX

                                STEIN MART, INC.

                             AUDIT COMMITTEE CHARTER
                             -----------------------

     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein Mart, Inc. (the "Audit Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the
Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

I.   Members

     There shall be not less than three members of the Audit Committee each of whom shall meet the independence and experience requirements of the National Association of Securities Dealers' Nasdaq Stock Market, Inc. (R) ("Nasdaq"). Thus, the members of the Audit Committee shall meet the following criteria:

     A. No member shall be an employee of the Company or any affiliate in the current year or any of the past three years;

     B. No member shall be a member of the immediate family of an executive officer who currently serves in that role or did so in any of the past three years;

     C. No member shall have a direct business relationship with the Company unless under exceptional and limited circumstances, the Board judges that the relationship does not interfere with such Director's exercise of independent judgment, and that service by one such individual is required by the best interests of the Company and its shareholders;

     D. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement;

     E. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial or other senior officer with financial oversight responsibilities.

II.  Appointment; Authority

     The members of the Audit Committee shall be appointed by the Board. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings (a) a February/March meeting (the "Winter Meeting") prior to the release of the Company's audited financial statements for the prior year, (b) a mid-year meeting (the "Mid-Year Meeting") to generally coincide with the annual meeting of the Company's shareholders, (c) an October/November meeting (the "Fall Meeting") to generally coincide with the fall meeting of the Company's Board of Directors.

IV.  Specific Responsibilities

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall undertake the following tasks generally at the times indicated:

     A. Quarterly;

       1. Review with management and the independent auditor the Company's quarterly financial statements prior to filing of SEC Form 10-Q.

     B. Winter Meeting;

       1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

       2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

       3.  Review  major  changes  to  the  Company's  auditing  and  accounting
           principles  and practices  as suggested by   the independent auditor,
           internal auditors or management.

       4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

       5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

       6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

       7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

           (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

           (b)  Any changes required in the planned scope of the internal audit.

           (c) The internal audit department responsibilities, budget and staffing.

       8. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61, (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K.

       9. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

       10. Review  with  independent auditor  the  adequacy  of   the  Company's
           management  information  systems  and the  security of such   systems
           for the purpose of producing fairly-stated financial statements.

       11. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

       12. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     C. Mid-Year Meeting;

       1. Evaluate the performance of the independent auditor and recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board and approve the fees to be paid to the independent auditor.

       2. Review the appointment and replacement of the senior internal auditing executive.

       3.  Review  the  significant   reports  to  management  prepared  by  the
           internal auditing department and management's responses.

       4. Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years beginning in 2001, in accordance with SEC Rule Item 7(e) of
           Schedule 14A.

       5. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

       6. Provide the Nasdaq with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

       7. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     D. Fall Meeting;

       1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

       2.  Advise  the  Board  with  respect  to  the  Company's   policies  and
           procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

       3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

       4. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

       5. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     Limitation on Duties. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

     As revised by the Audit Committee April 8, 2002.

                                                  James H. Winston, Chairman
                                                  Linda McFarland Farthing
                                                  Michael D. Rose

                                STEIN MART, INC.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH
           THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 3, 2002


     The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 3, 2002 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.


                (Continued and to be signed on the reverse side)



                            ^ FOLD AND DETACH HERE ^



This Proxy when properly executed will be voted in the manner directed herein by                Please mark
the  undersigned  shareholder.  If no direction is made, this proxy will be voted               your vote as
FOR Proposal 1.  The Board of Directors  recommends a vote FOR Item 1.                          indicated in    [X]
                                                                                                this example

1.  Election of Directors as recommended in the Proxy Statement:      2.  Should  any  other   matters   requiring  a  vote  of  the
                                                                          shareholders  arise,  the named  Proxies (see reverse) are
       FOR all nominees                 WITHHOLD                          authorized to vote the same in accordance  with their best
         listed below                   AUTHORITY                         judgment  in the  interest  of the  Company.  The Board of
       (except as marked        to vote for all nominees                  Directors  is not  aware  of  any  matter  which  is to be
       to the contrary)               listed below                        presented  for  action  at  the  meeting  other  than  the
            [ ]                            [ ]                            matters set forth herein.


Nominees: 01 Alvin R. Carpenter, 02 Linda McFarland Farthing, 03
Mitchell W. Legler, 04 Michael D. Rose, 05 Jay Stein, 06 Martin E.
Stein, Jr., 07 J. Wayne Weaver, 08 John H. Williams, Jr., and 09
James H. Winston.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

------------------------------------------------------------------             Please  insert the date and sign your name exactly as
                                                                               it appears hereon.  If  shares are held  jointly each
                                                                               joint owner should sign.  Executors,  administrators,
                                                                               trustees, guardians, etc., should  so  indicate  when
                                                                               signing.  Corporations  should  sign  full  corporate
                                                                               name  by an  authorized officer.  Partnership  should
                                                                               sign partnership name by an authorized Partner.

                                                                               Unless  the date  has been  inserted below this proxy
                                                                               shall be deemed to be dated  for all  purposes  as of
                                                                               the date appearing on the postmark on the envelope in
                                                                               which  it  is enclosed.  In  such a  case the Proxies
                                                                               named (see reverse) are authorized to insert the date
                                                                               in accordance with these instructions.

                                                                               Dated:_________________________________________, 2002

                                                                               _____________________________________________________

                                                                               _____________________________________________________
                                                                                              Signature of Shareholder(s)


                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

---------------------------------------         -------------------------------------         ------------------------------------
               Internet                                      Telephone                                       Mail
      http://www.eproxy.com/smrt                           1-800-435-6710
Use the Internet to vote your proxy.     OR     Use any touch-tone telephone to         OR            Mark, sign and date
Have your proxy card in hand when you           vote your proxy. Have your proxy                      your proxy card and
access the web site. You will be                card in hand when you call. You                              and
prompted to enter your control                  will be prompted to enter your                         return it in the
number, located in the box below, to            control number, located in the box                   enclosed postage-paid
create and submit an electronic                 below, and then follow the                                 envelope.
ballot.                                         directions given.
---------------------------------------         -------------------------------------         ------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.steinmart.com; then click on Investor Relations.